CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" and to the use of our report dated January 22, 2007, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-90261 and 811-09687) of AllianceBernstein Focused Growth & Income Fund, Inc.





                                                            ERNST & YOUNG LLP


New York, New York
February 26, 2007